AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 2001

                                                           REGISTRATION NO. 333-

                                                                   Draft 6/04/01

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                              STAKE TECHNOLOGY LTD.
                              ---------------------
             (Exact name of registrant as specified in its charter)

             Canada                                          Not Applicable
-------------------------------                         ------------------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                          Identification Number)

                                 2838 Highway 7
                         Norval, Ontario, Canada L0P 1K0
                                 (905) 455-1990
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          (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                             LESLIE N. MARKOW, C.A.
                             Vice President Finance
                              Stake Technology Ltd.
                                 2838 Highway 7
                         Norval, Ontario, Canada L0P 1K0
                                 (905) 455-1990

               ---------------------------------------------------

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                   ------------------------------------------

                                    Copy to:
                             Robert T. Lincoln, Esq.
                       Dunnington, Bartholow & Miller LLP
                                666 Third Avenue
                               New York, NY 10017
                                 (212) 682-8811

        Approximate date of commencement of proposed sale to the public:
     From time to time after this registration statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

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                                     Calculation of Registration Fee
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Title of each class                       Proposed maximum         Proposed maximum          Amount of
Of securities to be     Amount to be      offering price per      Aggregate offering      registration fee
    registered           registered       share                         Price
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Common Shares
without par value        112,500          $2.08 (1)               $234,000 (1)            $60.00
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(1) Estimated solely for the purpose of determining the registration fee pursuant to rule 457(c) and based on the average of the high and low reported sales prices of the Registrant's common shares on the Nasdaq Smallcap Market on May 31, 2001, a date within five (5) business days of the date on which the Registration Statement was initially filed.

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      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION, DATED JUNE 6, 2001

                                   PROSPECTUS

                                 112,500 Shares
                              STAKE TECHNOLOGY LTD.
                        Common Shares, Without Par Value

      This prospectus relates to the offering of up to 112,500 common shares, without par value (the "Shares") of Stake Technology Ltd., which is not being underwritten. We are registering the common shares for the account of one of our shareholders who acquired such Shares upon exercise of Warrants to Purchase Common Shares. This shareholder is named under the caption "Selling Shareholder." See "Selling Shareholder." The Selling Shareholder has advised Stake that she may sell the Shares directly or through one or more broker-dealers on the NASDAQ Smallcap Market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

      Our common shares are traded on the NASDAQ Smallcap Market under the symbol "STKL." On May 31, 2001, the last reported sale price for the common shares on the NASDAQ Smallcap Market was $2.10 per share.

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  INVESTING IN THE COMMON SHARES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.
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  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                   THE DATE OF THIS PROSPECTUS IS JUNE , 2001

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Prospectus Summary ........................................................    3
Risk Factors ..............................................................    5
Note Regarding Forward-Looking Statements .................................    7
Recent Developments .......................................................    7
Description of Securities .................................................    8
Use of Proceeds ...........................................................    8
Selling Shareholder .......................................................    8
Plan of Distribution ......................................................    9
Legal Matters .............................................................   10
Experts ...................................................................   10
Where You Can Find More Information .......................................   10
Information Incorporated by Reference .....................................   11
Enforceability of Civil Liabilities .......................................   11

      THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT STAKE TECHNOLOGY LTD AND ITS SUBSIDIARIES THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO SECURITY HOLDERS UPON WRITTEN OR ORAL REQUEST.

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                              CURRENCY PRESENTATION

      All dollar amounts in this Prospectus are expressed in Canadian dollars "$". Amounts expressed in United States dollars are preceded by the symbols "U.S. $". On May 25, 2001, the noon buying rate for Cdn. $1.00 was U.S. $0.6472.

                               PROSPECTUS SUMMARY

      This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. It is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes to the consolidated financial statements, incorporated by reference in this prospectus. You should read the full text of, and consider carefully, the more specific details contained in or incorporated by reference in this prospectus. When used in this prospectus, the terms "Company" "Stake," "we," "our," "ours" and "us" refer to Stake Technology Ltd. and its consolidated subsidiaries, unless the context requires otherwise, and not to the selling shareholder.

Our Business

Stake Technology Ltd. ("Stake" or the "Company") operates in three principal businesses; (1) natural food product sourcing, processing, and packaging, (2) distribution and recycling of environmentally responsible aggregate products and
(3) engineering and marketing of a clean pulping system using patented steam explosion technology. The Company was incorporated under the laws of Canada on November 13, 1973. The principle executive offices are located at 2838 Highway 7, Norval, Ontario, Canada, L0P 1K0, telephone: (905) 455-1990, fax: (905) 455-2529, e-mail: info@staketech.com and web site: www.staketech.com.

Sunrich Food Group, Inc. consists of three legal entities, Sunrich, Inc., Northern Food and Dairy, Inc. and Nordic Aseptic, Inc. The Sunrich Food Group produces organic and non-GMO food ingredients with a specialization in soymilk and other soy products. The Sunrich Food Group operates from five plants in Minnesota and one plant in each of Iowa and Wyoming.

The Environmental Industrial Group includes BEI/PECAL, a division of the Company and Temisca, Inc. This Group sources specialty sands from its Temisca property in Northern Quebec, as well as sells and distributes abrasives and other industrial materials from third party suppliers to the foundry, steel and marine/bridge cleaning industries. The Group also recycles inorganic materials under a special permit from the Ministry of Environment and Energy of Ontario, one of two such licences issued in Canada's largest province. The Environmental Industrial Group also has a warehouse and sales facility in Montreal, Quebec, a manufacturing and distribution facility in, New Orleans, Louisiana, and a sand quarry and processing facility located in Ville Marie, Quebec.

Acquisitions during 2000 and to date in 2001

The Sunrich Food Group

Jenkins & Gournoe, Inc.

In February, 2001, the Company's wholly owned subsidiary, Sunrich Food Group, Inc acquired 100% of the common shares of Jenkins & Gournoe, Inc. (First Light Foods), a private Illinois company that owns certain soy trademarks including Soy-Um, and Rice-Um that are sold under an agreement to a major California based food retailer. The purchase price was US$1,900,000 and was paid by the issuance of 833,333 common shares issued by Stake, 35,000 warrants exercisable at US$1.70 for five years, US$300,000 in cash, a note payable for US$700,000, which is repayable quarterly over 2 years by payments of US$87,500, with interest at US Prime, and acquisition costs of approximately US$100,000. There is also contingent consideration that may be payable on this acquisition; (a) if certain profit targets are met up to an additional 140,000 warrants exercisable at market at the time they are earned, may be issued in 2002 - 2005, as well as (b) a percentage of gross profits in excess of US$1,100,000 per annum from 2001-2005 will be paid to the vendors of First Light Foods. The acquisition of First Light Foods complements the Sunrich Food Group's strategy of becoming a vertically integrated group - from seed to merchandisable products of soy milk.

As the acquisition of First Light Foods closed after December 31, 2000, none of its operations or assets are included in the December 31, 2000 Form 10-KSB.

Northern Food and Diary, Inc.

On September 15, 2000, the Company acquired 100% of the common shares of Northern Food and Dairy, Inc. (Northern) by the issuance of 7,000,000 common shares, 500,000 common share warrants exercisable at US$1.50 for five years, and cash consideration of $608,000 for a total purchase price of $11,190,000 The issuance of the shares for acquisition represented approximately 24.5% of the outstanding common shares of the Company after the transaction, and results in Mr. Dennis Anderson, the principal vendor of Northern owning 19% of Stake, at December 31, 2000. Mr. Anderson remains the President of Northern and is the Vice President of Operations of the Sunrich Food Group.

Northern is a US based manufacturer and supplier of soymilk, other food products and ingredients that are produced in three production facilities in northern Minnesota. Northern is the largest manufacturer of soy milk concentrate in the US with approximately 55% of the US soy milk market. Northern also produces and dries soy sauce, tofu and other speciality food ingredients such as dietary fibres, natural food preservatives, grain fractions, dried honey coatings, dried molasses, cheese flavours, starter media, margarine enhancement and dried meat flavours.

As the acquisition of Northern was completed on September 15, 2000, the net assets of Northern are included in the December 31, 2000 balance sheet. Northern's results of operations are included for the 106-day period of September 16 - December 31, 2000.

Nordic Aseptic, Inc.

In the second quarter of 2000, Northern and Sunrich, Stake's only food company as at December 31, 1999 created a joint venture to purchase an aseptic packaging plant located in northern Minnesota to be known as Nordic Aseptic, Inc. (Nordic). This plant packages aseptic soymilk for Northern and Sunrich's largest soymilk customer. The joint venture assumed management control of the plant in April 2000 and on August 15, 2000, Nordic acquired certain assets of Hoffman Aseptic Inc. by the assumption of certain debts, resulting in a purchase price of $380,000.

Under the terms of the agreement, the joint venture partners were responsible for the operations of the plant from April 19, 2000 and therefore the operating results of Nordic are accounted for based on Sunrich's 50% interest from April 19, 2000 to September 15, 2000. As Northern was acquired on September 15, 2000, 100% of Nordic's operating results are included for the period of September 16 - December 31, 2000. The net assets of Nordic are included in the December 31, 2000 balance sheet.

Star Valley

The joint venture's second transaction was the acquisition of a dormant dairy facility in Wyoming, which is in the process of being converted into an additional soy processing facility to serve the western US market and was formed under the name of Star Valley LLC. With the acquisition of Northern on September 15, 2000, the Company owns 100% of this facility. Star Valley LCC has been amalgamated into Northern and began operating as a division of Northern within the Sunrich Food Group effective January 2, 2001. This facility is under construction and operations are expected to commence in the summer of 2001.

Environmental Industrial Group

PECAL

On February 29, 2000 Stake acquired 100% of the shares of George F. Pettinos (Canada) Limited, operating as PECAL, from US Silica Company for $4,682,000 cash which was financed by the assumption of a new five-year term loan of $2,600,000 and an expansion of the Company's Canadian line of credit from $3,000,000 to $5,000,000. On December 29, 2000, the Company renegotiated the Canadian debt agreement and as a result $1,800,000 of the increased line of credit was reallocated to a long-term facility and reduced the Canadian line of credit from $5,000,000 to $4,000,0000.

The acquisition of PECAL complements the business of the Company's division, Barnes Environmental International (now all part of the Environmental Industrial Group). PECAL was a direct competitor of BEI in the sand, coated sand, bentonite, chromite, and zircon businesses, and they have strengths in several other businesses that are closely related to BEI's existing markets. PECAL will add to the Environmental Industrial Group's product lines in several key areas and will help to build sales in Ontario and the US.

The PECAL plant located in Hamilton, Ontario was retained and manufactures and produces coated sand, foundry mixes and provides wholesaler and distribution service. The PECAL administration office located at a separate rented site was closed in May 2000 and certain employees relocated to the Environmental Industrial Group's Waterdown Head Office.

Temisca, Inc.

On October 31, 2000, the Company acquired Temisca, Inc. a private sand deposit and processing company in Ville Marie, Quebec. The purchase price was $1,676,000 consisting of cash paid to the vendor and acquisition costs of $926,000 and the issuance of a $750,000 note payable which bears interest at 5% and is repayable over five years.

The acquisition of Temisca gives the Environmental Industrial Group its first directly controlled raw material source that will allow the Group to increase its sales to existing and new customers. The properties of the Temisca sands are suited to filtration, frac sand, golf course sand and abrasive applications. The acquisition of Temisca also provides the Environmental Industrial Group with better transportation opportunities due to the physical location of Temisca to the Environmental Industrial Group's suppliers and customers.

                                  RISK FACTORS

      The Common Shares offered hereby are speculative in nature and involve a high degree of risk. Accordingly, in analyzing an investment in these securities, prospective investors should carefully consider, along with other matters referred to herein, the risk factors set forth below. Prospective investors should carefully consider the following risk factors, together with all of the other information appearing, or incorporated by reference, in this Prospectus, in light of his or her particular financial circumstances and investment objectives.

Dependence on Key Personnel, including Directors and Officers

      The Company is wholly dependent upon the personal efforts and abilities of its Officers and Directors. The loss or unavailability to the Company of the services of its officers, particularly Jeremy N. Kendall, Chairman and Chief Executive Officer of the Company, John Taylor, President and Chief Operating Officer of the Company and Allan Routh, President and Dennis Anderson, Director of Operations of Sunrich Food Group, Inc., the Company's wholly owned subsidiary, would have a materially adverse effect on the Company's business prospects, ability to raise funds and its potential earning capacity. If the Company were to lose the services of any of the aforementioned officers and directors before a qualified replacement could be obtained, its business could be materially and adversely affected. Northern Food and Dairy, Inc. has key man insurance as required by bank covenants for Dennis Anderson in the amount of $1,000,000. The beneficiary of this insurance is Northern. The Company does not carry any other insurance to compensate for any such loss. The ability of the Company to attract and retain qualified management and technical personnel as employees or consultants is critical to the operations of the Company. To date, the Company has been able to attract and retain sufficient professional employees and consultants, however, there can be no assurance that the Company will be able to do so in the future. If the Company were unable to employ the qualified employees and consultants needed, then its business would be materially and adversely affected.

Competition

      The Company carries on its business in competition with a large number of companies and individuals with financial resources and staffs larger than the Company's and the Company is, therefore, subject to competitive factors over which it has little control or can otherwise affect. Its patented steam technology, while proven, has yet to develop a firm customer base. Extreme competition for financial resources exists and this competition for funds may also create risks for the Company if the Company is unable to raise additional funds.

Governmental Regulation

      The Company's waste management, abrasives and food operations are and will be subject to substantial federal and local environmental regulation. These regulations exist in virtually all the Company's operational business locations throughout North America and can present delays and costs that can adversely affect business development.

Consolidation Within the Food Group's Industry May Require Access to Greater Financial Resources

      The Sunrich Food Group competes with companies in the natural food, grain and specialty grain markets that are divisions of larger enterprises with greater financial resources than Stake. The Sunrich Food Group's ability to retain market share is uncertain because the food businesses continues to consolidate leaving potentially less market share for smaller competitors.

Future Capital Needs

      The continued acquisition and development costs associated with the Company's proposed and present business operations will require substantial capital, which may result in additional dilution to the Company's shareholders. The ability of the Company to raise such funds may delay or prevent the Company from meeting its strategic goals.

Losses in Stake's Steam Explosion Technology Group

      The steam explosion technology division has yet to gain wide acceptance within the industry and consequently earnings fluctuate from quarter to quarter. The success of this division will depend upon its ability to promote commercial acceptance of Stake's steam explosion processes and equipment.

Lack of Dividends; Dividend Restrictions

      Stake has never paid dividends on its common shares and we do not contemplate paying cash dividends in the foreseeable future. Moreover, Stake is precluded under the terms of various agreements with its creditors from paying dividends until the related indebtedness has been satisfied. The receipt of cash dividends by United States shareholders from a Canadian corporation, such as Stake, is subject to a 15% Canadian withholding tax.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This Prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Generally, these forward-looking statements include but are not limited to, statements about our plans, objectives, expectations, intentions and other statements, or incorporated by reference, contained in this prospectus that are not historical facts. You can identify these statements by forward-looking words, such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "may," "will" and "continue" or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, or state other forward-looking information. We caution readers that these forward-looking statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control and may influence the accuracy of the statements and projections upon which the statements are based. The factors listed in the section captioned "Risk Factors" as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common shares, you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

                               RECENT DEVELOPMENTS

      On April 18, 2001 the Company entered into a transaction for the private placement of 1,411,498 units, which comprise 1,411,498 common shares, and a half warrant representing up to 705,749 common shares exercisable at US $1.75 until April 30, 2004. The net proceeds of this transaction are US $1,728,000, and are to be used both for improving working capital and for future business acquisitions.

      The Company entered into an agreement in May, 2001 for the private placement of up to 2,400,000 units, at US $2.00 per unit, which will be made up of 2,400,000 common shares and a half warrant exercisable at US $2.40 before March 31, 2004. The net proceeds of this transaction which are expected to be approximately $4,400,000, are also to be used both for working capital and future business acquisitions.

                            DESCRIPTION OF SECURITIES

      The Company is authorized to issue an unlimited number of Common Shares, without par value and an unlimited number of Special Shares, without par value. As of May 25, 2001, there were issued and outstanding 30,501,953 Common Shares. There are no Special Shares issued and outstanding. The following is a brief summary of certain of the rights of the holders of the Company's capital stock.

Common Shares

      The holder of each Common Share is entitled to one vote, either in person or by proxy, on all matters submitted to shareholders. Holders of Common Shares are entitled to share pro rata in such dividends as may be declared by the Board of Directors. In the event of liquidation, dissolution or winding up of the Company, holders of Common Shares are entitled to share pro rata in the assets of the Company available for distribution. Since shareholders do not have cumulative voting rights, holders of more than 50% of the outstanding voting shares can elect all of the directors of the Company if they choose to do so. In such event, holders of the remaining shares will be unable to elect any director. The Common Shares do not have conversion, subscription or preemptive rights, are not subject to redemption and do not have the benefit of any sinking fund provisions. All outstanding Common Shares are fully paid and non-assessable.

Special Shares

      The Special Shares are issuable in series. Subject to the Company's Articles, the Board of Directors is authorized to fix, before issuance, the designation, rights, privileges, restrictions and conditions attached to the shares of each series. The Special Shares would rank prior to the Common Shares with respect to dividends and return of capital on dissolution. Except with respect to matters as to which the holders of Special Share are entitled to vote as a class, the holders of Special Shares will not be entitled to vote at meetings of shareholders.

      The Articles of Amalgamation, as amended, and the By-Laws of the Company and the Canada Business Corporations Act govern the rights of holders of the Common Shares. The Articles of Amalgamation and By-Laws may be amended so as to modify such rights and major corporate changes (such as amalgamation, reorganization and sale of all or substantially all assets) may be effected, by not less than two-thirds of the votes cast by the shareholders voting in person or by proxy at a general meeting of the Company.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from the sale of the Shares by the Selling Shareholder.

                               SELLING SHAREHOLDER

      The following table sets forth information with respect to the number of common shares beneficially owned by the Selling Shareholder and the number of Shares that may be offered hereby by the Selling Shareholder. As of May 25, 2001 there were 30,501,953 common shares issued and outstanding.

      Of the common shares set forth below as owned by the Selling Shareholder, Ms. Shirley Silver 112,500 represent common shares issued to such Selling Shareholder in November 2000 upon the exercise of warrants held by her. The Selling Shareholder has not held any position or office or had a material relationship with us or any of our affiliates within the past three years.

                         Number of Common Shares              Number of
Name of                  Owned Prior To                       Shares Being
Shareholder              The Offering                         Offered
-----------              ------------                         -------

Shirley Silver           225,000                              112,500

                              PLAN OF DISTRIBUTION

      The Selling Shareholder may sell the Shares from time to time. These sales may be made on or at prices related to the then current market price or at negotiated prices.

      The methods by which the Shares may be sold may include, but are not limited to, the following:

o Block trades in which the broker or dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o Purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

o Over-the-counter distributions in accordance with the rules of the Nasdaq Smallcap Market; Ordinary brokerage transactions and transactions in which the broker solicits purchasers;

o     Privately negotiated transactions; and

o     A combination of any of these methods of sale.

In effecting sales, brokers or dealers engaged by the Selling Shareholder may receive commissions or discounts from the Selling Shareholder or from the purchasers in amounts to be negotiated immediately prior to the sale.

      We have agreed to use our reasonable best efforts to keep this Registration Statement effective for a period of 180 days from the effective date hereof. We cannot ensure that the Selling Shareholder will sell any or all of the Shares offered by this Prospectus.

      Stake is bearing all of the costs relating to the registration of the Shares. Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the Shares will be borne by the Selling Shareholder. We will not receive any of the proceeds from this offering.

      We have agreed to indemnify the Selling Shareholder, against specified liabilities and expenses arising out of or based upon the information set forth or incorporated by reference in this Prospectus, and the Registration Statement of which this Prospectus is a part, including liabilities under the Securities Act and the Exchange Act. The Selling Shareholder and any brokers participating in the sales of the Shares may be deemed to be underwriters within the meaning of the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker, dealer, underwriter, agent or market maker and, if any broker, dealer, underwriter, agent or market maker purchases any of the Shares as principal, any profits received on the resale of those Shares, may be deemed to be underwriting commissions or discounts under the Securities Act.

Prospectus Delivery Requirements

      Because the Selling Shareholder may be deemed an underwriter, the Selling Shareholder must deliver this Prospectus and any supplements to this Prospectus in the manner required by the Securities Act.

Sales Under Rule 144

      The Selling Shareholder may also resell all or a portion of the Shares offered by this Prospectus in open market transactions in reliance upon Rule 144 under the Securities Act. To do so, the Selling Shareholder must meet the criteria and comply with the requirements of Rule 144.

                                  LEGAL MATTERS

      Messrs. Lafleur Brown, Toronto, Ontario have passed upon the validity of the issuance of the Shares offered by this prospectus.

                                     EXPERTS

      The financial statements and schedules in the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2000 which is incorporated by reference in this Prospectus and in the Registration Statement of which this Prospectus is a part have been examined by PricewaterhouseCoopers LLP, independent chartered accountants, to the extent and for the periods set forth in the reports of such firm included in said annual report and are incorporated by reference herein and in the Registration Statement of which this Prospectus is a part in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

      Any financial statements and schedules hereafter incorporated by reference in this Prospectus and in the Registration Statement of which this Prospectus is a part which have been examined and are the subject of any report by independent chartered accountants, to the extent set forth in any such report hereafter incorporated by reference herein and in the Registration Statement of which this Prospectus is a part, will be so incorporated by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and therefore we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission ("SEC" or "Commission"). You may read and copy any of the reports, proxy statements and any other information that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies can be obtained at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also access filed documents at the SEC's Website at www.sec.gov. Our common stock is quoted on the Nasdaq Smallcap Market under the trading symbol "STKL." Reports, proxy and information statements and other information about us may also be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

      We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933, as amended ("Securities Act"), with respect to the common shares offered in this Prospectus. This Prospectus is part of that Registration Statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the Registration Statement. For further information about our common shares, and us, we refer you to those copies of contracts or other documents that have been filed as exhibits to the Registration Statement, and statements relating to such documents are qualified in all respects by such reference. You can review and copy the Registration Statement and its exhibits and schedules from the SEC at the address listed above or from its Internet site.

                      INFORMATION INCORPORATED BY REFERENCE

      The SEC allows us to "incorporate by reference" into this Prospectus information we file with the SEC in other documents. This means that we can disclose important information by referring you to other documents that we file with the SEC. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and future filings we will make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering of these shares is terminated:

(1)   Our annual report on Form 10-KSB for the year ended December 31, 2000;

(2) Our Information Circular and Proxy Statement dated May 4, 2001 relating to our 2001 Annual and Special Meeting of Shareholders to be held on June 14, 2001; and

(3)   Our quarterly report on Form 10-Q for the quarter ended March 31, 2001.

      A statement contained in a document incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated herein modifies or replaces such statement. Any statement is modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Prospectus.

We will provide without charge to you, upon your written or oral request, a copy of any or all of the information incorporated by reference in this prospectus. Requests should be directed to:

                              Stake Technology Ltd.
                                  2838 Highway
                         Norval, Ontario, Canada L0P 1K0
              Attention: Leslie N. Markow, Chief Financial Officer
                         Telephone number (905) 455-1990

                       ENFORCEABILITY OF CIVIL LIABILITIES

      The Company is a Canada corporation. A majority of its officers and directors, as well as certain of the experts named herein, are residents of Canada and a substantial portion of the assets of the Company and of such persons are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon the Company or such persons or to enforce, in United States courts judgments against them obtained in such courts predicated upon the civil liability provisions of the United States federal securities laws. The Company has been advised by its Canadian counsel, Lafleur Brown of Toronto, Ontario, that there is doubt as to whether Canadian courts would: (a) enforce judgments of United

States courts obtained in actions against the Company or such persons predicated upon the civil liability provisions of the United States federal securities laws; or (b) enforce, in original actions, liabilities against the Company or such persons predicated solely upon the United States federal securities laws.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered hereby:

SEC registration fee..................................................$60.00
Nasdaq National Market listing fee.......................................-0-
Accounting fees and expenses.......................................$2,000.00
Legal fees and expenses...........................................$10,000.00
Printing expenses....................................................$500.00
Miscellaneous......................................................$1,000.00

           TOTAL.................................................$13,560.00*

*Estimated

Item 15. Indemnification of Directors and Officers.

      Section 124 of the Canada Business Corporations Act provides, in pertinent part, as follows:

      (1) Indemnification. Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if

            (a) he acted honestly and in good faith with a view to the best interests of the corporation; and

            (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

      (2) Indemnification in derivative actions. A corporation may with the approval of a court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in paragraphs (1)(a) and (b).

      (3) Indemnity as of right. Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

            (a) was substantially successful on the merits in his defense of the action or proceeding, and

            (b) fulfills the conditions set out in paragraphs (1)(a) and (b).

      (4) Directors' and officers' insurance. A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him.

            (a) in his capacity as a director or officer of the corporation, except where the liability relates to the failure to act honestly and in good faith with a view to the best interests of the corporation; or

            (b) in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the corporation's request, except where the liability relates to the failure to act honestly and in good faith with a view to the best interests of the body corporate.

      Pursuant to its By-Laws, the Company shall indemnify any person, and their heirs and legal representatives who is or was a director or officer of the Company, or who acts or acted at the request of the Company as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Company or such body corporate, if such person acted honestly and in good faith with a view to the best interests of the Company, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that his conduct was lawful. No director or officer of the Company shall be indemnified by the Company in respect of any liability, costs, charges or expenses that such person sustains or incurs in or about any action, suit or other proceeding as a result of which he is adjudged to be in breach of any duty or responsibility imposed upon him under the CBCA or under any other statute unless, in an action brought against them in their capacity as director or officer, they have achieved complete or substantial success as a defendant. Subject to the limitations contained in the CBCA, the Company may purchase, maintain or participate in such insurance for the benefit of such persons as the board of directors may, from time to time, determine.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the United States Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Act and is therefore unenforceable. The Company is subject, insofar as its Articles of Amalgamation and internal affairs are concerned, to the laws of Canada, and it has been advised by its Canadian counsel, Messrs. Lafleur Brown, that, in their opinion, Canadian courts would allow indemnification for liabilities arising under the Act, provided that the indemnification came within the limits of the above quoted sections of the CBCA, since such provisions are not contrary to the public policy of Canada. (See "Enforceability of Civil Liabilities.")

Item 16. Exhibits.

            5     Opinion of Lafleur Brown

            23.1  Consent of Lafleur Brown. Included in Exhibit 5

            23.2  Consent of PricewaterhouseCoopers LLP

            24    Powers of Attorney

Item 17. Undertakings

(a)   The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(2) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Norval, Province of Ontario, Canada, on this 6th day of June, 2001.

                                   STAKE TECHNOLOGY LTD.


                                   By: /s/ Leslie N. Markow
                                       ----------------------------------------
                                           Leslie N. Markow
                                           Vice President, Finance and Chief
                                           Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 6, 2001 by the following persons in the capacities indicated.

Signature                                     Title
---------                                     -----

        *                       Chairman, Chief Executive Officer
------------------------        and Director (Principal Executive Officer)
Jeremy N. Kendall

        *                       President, Chief Operating
------------------------        Officer and Director
John D. Taylor

 /s/ Leslie N. Markow           Vice President, Finance
------------------------        and Chief Financial Officer (Principal Financial
Leslie N. Markow                and Accounting Officer)

        *                       Director
------------------------
Cyril A. Ing

        *                       Director
------------------------
Joseph Riz

        *                       Director
------------------------
Tim Bergqvist

        *                       Director
------------------------
Michael M. Boyd

        *                       Director and Authorized
------------------------        Representative in the United States
James K. Rifenbergh

        *                       Director
------------------------
Allan Routh

        *                       Director
------------------------
Andy Anderson

        *                       Director
------------------------
Dennis Anderson

        *                       Director
------------------------
Katrina Houde

      *By her signature set forth below, Leslie N. Markow, pursuant to duly executed powers of attorney filed with the Securities and Exchange Commission as an exhibit to this registration statement, has signed this registration statement on behalf of and as Attorney-in-Fact for the foregoing persons.


                                             By: /s/ Leslie N. Markow
                                                 ----------------------------
                                             Leslie N. Markow
                                             Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------

5                             Opinion of Lafleur Brown

23.1                          Consent of Lafleur Brown. Included in Exhibit 5

23.2                          Consent of PricewaterhouseCoopers LLP

24                            Powers of Attorney